Exhibit 5.1

CONYERS DILL & PEARMAN
29th Floor
One Exchange Square
8 Connaught Place
Central
Hong Kong
T +852 2524 7106 | F +852 2845 9268
conyers.com

4 August 2025

Matter No.:1001582 /110652510

+852 2842 9403

Beverly.Cheung@conyers.com

Voltage X Limited

Suite 1, Level 2

34 Queen Street

Melbourne VIC 3000

Australia

Dear Sir/Madam,

Re: Voltage X Limited (the “Company”)

We have acted as special Cayman Islands legal counsel to the Company in connection with a registration statement and the prospectus (the “Prospectus”) contained in the registration statement on Form F-1 filed with the U.S. Securities and Exchange Commission (the “Commission”) on 4 August 2025 (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the registration under the U.S. Securities Act of 1933, as amended, (the “Securities Act”) of class A ordinary shares, par value US$0.000001 each of the Company (the “Class A Ordinary Shares”).

1.	DOCUMENTS REVIEWED

For the purposes of giving this opinion, we have examined a copy of the Registration Statement.

We have also reviewed:

1.1.	copies of the current memorandum and articles of association of the Company adopted on 21 June 2024 (the “M&A”);

1.2.	copies of written resolutions of the directors of the Company dated 1 August 2025 (the “Board Resolutions”) and written resolutions of the members of the Company dated 1 August 2025 (the “Members’ Resolutions”);

1.3.	copies of the latest drafts of the amended and restated memorandum and articles of association of the Company to become effective immediately prior to the completion of the Company’s initial public offering represented by its Class A Ordinary Shares (the “Listing M&As”);

1.4.	a copy of a Certificate of Good Standing issued by the Registrar of Companies in relation to the Company on 1 August 2025 (the “Certificate Date”); and

1.5.	such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

2.	ASSUMPTIONS

We have assumed:

2.1.	the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken;

2.2.	that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention;

2.3.	the accuracy and completeness of all factual representations made in the Registration Statement, the Prospectus and other documents reviewed by us;

2.4.	that the Board Resolutions and Members’ Resolutions were passed at one or more duly convened, constituted and quorate meetings or by unanimous written resolutions, remain in full force and effect and have not been rescinded or amended;

2.5.	that the Listing M&As conditionally adopted by the Company will become effective immediately prior to the completion of the Company’s initial public offering represented by its Class A Ordinary Shares;

2.6.	that the Listing M&As will not be amended in any manner that would affect the opinions expressed herein;

2.7.	that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein;

2.8.	that upon issue of any Class A Ordinary Shares to be sold by the Company, the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof;

2.9.	that the Company will have sufficient authorised but unissued shares of the Company for the issuance of the Class A Ordinary Shares;

2.10.	the capacity, power and authority of all parties other than the Company to enter into and perform their obligations under any and all documents entered into by such parties in connection with the issuance of the Class A Ordinary Shares;

2.11.	that the Prospectus, when published, will be in substantially the same form as that examined by us for purposes of this opinion; and

2.12.	the validity and binding effect under the laws of the United States of America of the Registration Statement and the Prospectus and that the Registration Statement will be duly filed and declared effective by the Commission.

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3.	QUALIFICATIONS

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands. This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands. This opinion is issued solely for the purposes of the filing of the Registration Statement and the offering of the Class A Ordinary Shares by the Company and is not to be relied upon in respect of any other matter.

4.	OPINION

On the basis of and subject to the foregoing, we are of the opinion that:

4.1.	The Company is duly incorporated and existing under the law of the Cayman Islands and, based on the Certificate of Good Standing, is in good standing as at the Certificate Date. Pursuant to the Companies Act (the “Act”), a company is deemed to be in good standing if all fees and penalties under the Act have been paid and the Registrar of Companies has no knowledge that the Company is in default under the Act.

4.2.	When issued and paid for as contemplated by the Registration Statement and registered in the register of members of the Company, the Class A Ordinary Shares will be validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue thereof).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the captions “Enforceability of Civil Liabilities”, “Taxation” and “Legal Matters” in the Prospectus forming a part of the Registration Statement.

In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ Conyers Dill & Pearman

Conyers Dill & Pearman

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